Exhibit 12.1


                         CONSECO, INC. AND SUBSIDIARIES

               Computation of Ratio of Earnings to Fixed Charges,
     Preferred Dividends and Distributions on Company-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trusts - Consolidated Basis
                              (Dollars in millions)
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

                                                                             Successor             Predecessor
                                                                           ------------   -------------------------------
                                                                            Four months   Eight months         Years
                                                                               ended          ended            ended
                                                                           December 31,    August 31,        December 31,
                                                                                                          ---------------
                                                                               2003          2003(b)      2002       2001
                                                                               ----          -------      ----       ----
Pretax income (loss) from operations:
    Net income (loss)....................................................     $ 96.3       $2,201.7   $(7,835.7)  $ (405.9)
    Add income tax expense (benefit).....................................       53.2          (13.5)      864.3      (57.6)
    Add discontinued operations..........................................        -            (16.0)    2,216.8      100.6
    Add minority interest................................................        -              -         173.2      119.5
    Add cumulative effect of accounting change...........................        -              -       2,949.2        -
                                                                              ------       --------   ---------   --------

       Pretax income (loss) from operations..............................      149.5        2,172.2    (1,632.2)    (243.4)
                                                                              ------       --------   ---------   --------

Add fixed charges:
    Interest expense on corporate debt, including amortization...........       34.4          223.2       346.7      369.5
    Interest expense on investment borrowings............................        2.4            8.3        16.4       30.5
    Interest added to policyholder account balances......................      145.5          307.9       496.6      523.3
    Portion of rental (a)................................................        6.4            8.9        13.8       15.1
                                                                              ------       --------   ---------   --------

       Fixed charges.....................................................      188.7          548.3       873.5      938.4
                                                                              ------       --------   ---------   --------

       Adjusted earnings (loss)..........................................     $338.2       $2,720.5   $  (758.7)  $  695.0
                                                                              ======       ========   =========   ========

          Ratio of earnings to fixed charges.............................      1.79X          4.96X       (c)        (e)
                                                                               =====          =====        =          =

          Ratio of earnings to fixed charges, excluding interest
              added to policyholder account balances.....................      4.46X         10.04X       (c)        (e)
                                                                               =====         ======        =          =

Fixed charges   .........................................................     $188.7       $  548.3   $   873.5   $  938.4
Add dividends on preferred stock, including dividends on preferred stock of subsidiaries (divided by the ratio of income before
    minority interest to pretax income)..................................       43.2            -           3.2       19.8
Add distributions on Company-obligated mandatorily redeemable
    preferred securities of subsidiary trusts............................        -              -         173.2      183.9
                                                                              ------       --------   ---------   --------

       Fixed charges plus preferred dividends and distributions on
              Company-obligated mandatorily redeemable preferred
              securities of subsidiary trusts............................     $231.9       $  548.3   $ 1,049.9   $1,142.1
                                                                              ======       ========   =========   ========

       Adjusted earnings (loss)..........................................     $338.2       $2,720.5   $  (758.7)  $  695.0
                                                                              ======       ========   =========   ========

          Ratio of earnings to fixed charges, preferred dividends and distributions on Company-obligated mandatorily
              redeemable preferred securities of subsidiary trusts.......      1.46X          4.96X       (d)        (f)
                                                                               =====          =====        =          =
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


                                                                             Successor             Predecessor
                                                                           ------------   ---------------------------------
                                                                            Four months   Eight months          Years
                                                                               ended          ended             ended
                                                                           December 31,    August 31,        December 31,
                                                                                                          ---------------
                                                                               2003          2003(b)      2002       2001
                                                                               ----          -------      ----       ----
          Ratio of earnings to fixed charges, preferred dividends and distributions on Company-obligated mandatorily redeemable
              preferred securities of subsidiary trusts,
              excluding interest added to policyholder account balances..      2.23X         10.04X        (d)        (f)
                                                                               =====         ======         =          =

--------------------
(a)  Interest portion of rental is estimated to be 33 percent.
(b) Earnings for the eight months ended August 31, 2003 included reorganization items totaling $2,130.5 million. The reorganization items included: (i) $3,151.4 million related to the gain on the discharge of prepetition liabilities; (ii) $(950.0) million related to fresh start adjustments; and
     (iii) $(70.9) million related to professional fees. The ratios for the eight months ended August 31, 2003, excluding such reorganization items would be as follows: (i) ratio of earnings to fixed charges - 1.08X; and
     (ii) ratio of earnings to fixed charges excluding interest added to policyholder account balances - 1.17X. There were no preferred stock dividends or distributions on Company-obligated mandatorily redeemable preferred securities of subsidiary trusts during the eight months ended August 31, 2003.
(c) For such ratios, earnings were $1,632.2 million less than fixed charges. Earnings for the year ended December 31, 2002 included: (i) special and reorganization charges of $110.9 million; (ii) goodwill impairment charges of $500 million; and (iii) provision for losses related to loan guarantees of $240.0 million, as described in greater detail in the notes to the accompanying consolidated financial statements.
(d) For such ratios, earnings were $1,808.6 million less than fixed charges. Earnings for the year ended December 31, 2002 included: (i) special and reorganization charges of $110.9 million; (ii) goodwill impairment charges of $500 million; and (iii) provision for losses related to loan guarantees of $240.0 million, as described in greater detail in the notes to the accompanying consolidated financial statements.
(e) For such ratios, earnings were $243.4 million less than fixed charges. Earnings for the year ended December 31, 2001 included: (i) special charges of $80.4 million; and (ii) provision for losses related to loan guarantees of $169.6 million, as described in greater detail in the notes to the accompanying consolidated financial statements.
(f) For such ratios, earnings were $447.1 million less than fixed charges. Earnings for the year ended December 31, 2001 included: (i) special charges of $80.4 million; and (ii) provision for losses related to loan guarantees of $169.6 million, as described in greater detail in the notes to the accompanying consolidated financial statements.

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